Exhibit 10.4

ASSET PURCHASE AGREEMENT

Dated as of April __, 2008

i

ARTICLE IX MISCELLANEOUS PROVISIONS	12
Section 9.1 Notices.	12

ii

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) is entered into as of April __, 2008 by and among Abundantad Incorporated, a Nevada corporation (“Purchaser”) and Kim and Lim, LLC, a ______________ limited liability company (“Seller”), James Kim (“Kim”) and Dennis Hom (“Hom”).

RECITALS

WHEREAS, Seller owns all of the assets and business of Kim and Lim, LLC, [an Internet website] (the “Business”); and

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the Business, upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE

Section 1.1 Agreement to Sell and to Purchase.

On the terms and subject to the conditions set forth in this Agreement, Purchaser  agrees to purchase from Seller, and Seller agrees to sell, transfer, assign, convey and deliver to Purchaser, on the Closing Date (as defined in Section 6.1 hereof), free and clear of all Liens (as such term is defined in Section 2.4), all of Seller’s right, title and interest in, to and under all of the assets, properties, privileges, claims, rights and business of the Business, whether real, personal and mixed, tangible and intangible, absolute or contingent, wherever located and whether or not reflected on the books and records of Seller, relating to or used in connection with, the Business (the “Purchased Assets”), except for the Excluded Assets. The Purchased Assets include but are not limited to the following items:

(a) the Business, its good will, its name (and any derivatives or combinations thereof) and any other tangible or intangible assets owned by Seller and used in the operation of the Business;

(b) all contracts, licenses, sales orders, commitments, pricing and marketing arrangements with customers, users or suppliers, and other arrangements, agreements or understandings, whether in written or oral form, related to the Business as set forth on Schedule 1.1(b) hereto (the “Assumed Contracts”);

(c) all internet domain names and URLs of the Business, inventions, art works, product plans, logos, trademarks, trademark applications, service marks, copyrights, trade names, trade secrets, customer lists, patents, patent rights and applications, trade name, trademark and copyright registrations and applications, source and object codes, whether owned or possessed by Seller and used in or related to the Business as set forth on Schedule 1.1(c) hereto (the “Intellectual Property”);

(d) all books and records of Seller related to the Business, including without limitation, accounting records, sales data, logs and other documents, customer and vendor lists, mailing lists, and other records and files related to the Business;

(e) information systems and computer hardware and software and other equipment of the Business as set forth on Schedule 1.1(e); and

(f) all other assets, properties and rights of Seller of every kind and nature owned or held by Seller which are used in the Business, or in which Seller has an interest, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, including, without limitation, as set forth on Schedule 1.1(f) hereof.

Section 1.2 Excluded Assets.

The assets that constitute the Excluded Assets shall include only those assets set forth on Schedule 1.2 hereto (the “Excluded Assets”).

Section 1.3 No Assumption of Liabilities.

Purchaser shall not assume, shall not take subject to, and shall not in any way be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of Seller.

Section 1.4 Purchase Price.

The total purchase price (the “Purchase Price”) for the Purchased Assets to be paid to Seller by Purchaser shall be paid as follows:

(a) $550,000 cash payable $200,000 on the Closing Date by wire transfer of immediately available funds and $350,000 on the first anniversary of the Closing Date provided James Kim and Dennis Hom are employees in good standing on the first anniversary of the Closing Date and have timely and faithfully performed all of their obligations to the Purchaser; and

(b) that number of shares of common stock of Abundantad Incorporated as shall equal 250,000 shares of any public company (the “Pubco Shares”) that shall by merger or exchange (the “Pubco Transaction”) become the parent of the Company following the date hereof (“Pubco”), payable promptly on the Closing Date which shares shall be delivered promptly following the later of the Closing Date or closing of the Pubco transaction.

(c) The number of Pubco Shares shall be adjusted, after taking into account any merger, consolidation, recapitalization or similar transaction, by issuance of additional Shares of Pubco to Seller on the first anniversary of the Closing Date if the product of (A) the Pubco Shares issued to Seller multiplied by (B) the VWAP for the Pubco Shares issued to Seller for the 10 trading days immediately prior to the first anniversary of the Closing Date on the principal trading market on which Pubco shall then be quoted or trading, shall not equal or exceed $750,000 (the “Make-Whole”).

(d) Purchaser shall have the option to satisfy the Make Whole provision in cash at its election.

(e) A revenue target (the “Target”) based bonus shall be paid in the amount of $100,000 payable in cash upon the Business generating a minimum $3,000,000 in annual audited revenues for the fiscal year ended December 31, 2008, in accordance with GAAP, as determined by the Purchasers auditors.

(f) Pubco shall adopt and maintain an employee stock option plan under which on the Closing Date, Kim and Hom (or their designees) shall each be issued 5 year non-qualified options to purchase 75,000 shares of Pubco common stock, subject to adjustment for any merger, consolidation, recapitalization or similar transaction, which shall vest 1/3 on each of first, second and third anniversaries of the date of award provided the grantee has fully complied with all obligations to the Company and is employed on such anniversary dates.

ARTICLE II

  REPRESENTATIONS AND WARRANTIES OF SELLER

Seller, Kim and Hom hereby jointly and severally represent and warrant to Purchaser as follows:

Section 2.1 Sole Proprietorship.

Seller is a limited liability company possessing full capacity, power and authority to own, operate and lease its properties and assets, to carry on the Business as now conducted, and to consummate the transactions contemplated by this Agreement.

Section 2.2 Authorization, No Conflicts.

This Agreement and the other documents to be executed in connection with the transactions contemplated hereby, including, without limitation, the Employment Agreements of James Kim and Dennis Hom, the Domain Name Assignment, and the Inventions and Trade Secret Agreements (as defined herein)  (the “Transaction Documents”) constitute the legal, valid and binding obligations of Seller and such parties (other than Purchaser) thereto, enforceable against Seller and such parties (other than Purchaser) in accordance with their respective terms.  The execution, delivery and performance of this Agreement and the Transaction Documents by Seller and such parties thereto (other than Purchaser) and the transaction contemplated hereby and thereby had been authorized by all appropriate limited liability or other action and do not and will not (i) conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a breach or default under, any Assumed Contract, or other contractual obligation of Seller (ii) result in the imposition of any Lien on any of the Purchased Assets or (iii) violate any applicable law, rule, regulation or order of any governmental body or any arbitrator having jurisdiction over Seller or such parties. There are no options, rights or agreement providing any party with preferential purchase rights, including without limitation, rights of first refusal or first offer, with respect to the Purchased Assets or the Business.

Section 2.3 Assets Necessary to Business.

The Purchased Assets constitute all of the assets, properties, rights and goodwill necessary to carry on the Business in a manner consistent with current operations and as described to Purchaser in order to continue the Business substantially as conducted prior to the purchase by Purchaser. No part of the Business is conducted by or through any person or entity other than Seller.

Section 2.4 Status of Assets.

(a) Except as set forth on Schedule 2.4, hereto, Seller has and is conveying to Purchaser, good and marketable title to, each of the Purchased Assets, free and clear of all liens, security interests, pledges, mortgages, charges, adverse claims, preferential arrangements or rights, and encumbrances (each a “Lien”). Seller owns and has all right, power and authority to sell, convey, assign, transfer and deliver the Purchased Assets to Purchaser in accordance with the terms of this Agreement.  All of the Purchased Assets are adequate and fit to be used for the purposes for which they are currently used.

(b) There is not now pending or to the knowledge of Seller, threatened any claim with respect to any third-party rights, and all user-submitted and other content which appears on any website or other property maintained or owned by Seller is, and has historically been, deleted from the site as soon as reasonably practicable following receipt by Seller of any notice relating to a third party’s alleged rights in any such user-submitted content.

Section 2.5 Liabilities.

There are no liabilities, debts or obligations of any nature (whether liquidated, unliquidated, direct, accrued, unmatured, absolute, contingent or otherwise and whether due or to become due), relating to the Purchased Assets or Business, except liabilities that were incurred in the ordinary course of business since December 31, 2007 and do not individually or in the aggregate exceed $1,000 and which are set forth on Schedule 2.5 hereto.

Section 2.6 Taxes and Tax Returns.

Seller has timely and properly filed all required tax returns and has paid all taxes due with respect to the Business and the Purchased Assets for all periods ending on or before the Closing Date. No unresolved claim or Lien for assessment or collection of taxes has been asserted against Seller with respect to the Business or the Purchased Assets, nor is there any basis for such a claim or Lien.

Section 2.7 Intellectual Property Rights.

(a) Set forth on Schedule 2.7 hereto is a true and complete list of all Intellectual Property. Seller has complete rights to and ownership of all Intellectual Property required for use in the Business, and such Intellectual Property is sufficient for Purchaser to operate the Business as currently operated and in accordance with its plans as described to Purchaser. Schedule 2.7 specifies, as applicable: (i) the title of the patent, trademark, trade name, service mark, copyright or application therefore; (ii) the jurisdiction by or in which such patent, trademark, trade name, service mark or copyright exists and has been issued or registered or in which an application has been filed, including the registration or application numbers and (iii) all Licenses (copies of which have been previously delivered to Purchaser). For the purposes of this Agreement, “Licenses” means all licenses, sub-licenses, agreements, permits, undertakings, understandings, and url registrations, pursuant to which any third party is licensed or authorized to use any Intellectual Property of Seller or pursuant to which Seller is authorized to use the intellectual property of any third party.

(b) The execution, delivery and performance of this Agreement, and the  other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not constitute a material breach of any instrument or agreement governing any Intellectual Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property nor impair the value or right of Seller to use, sell or license any Intellectual Property or portion thereof.

(c) Neither the production, marketing, license, sale or intended use of any product or service currently licensed or sold by Seller or currently under development by Seller violates any License or agreement between Seller and any third party relating to such product or service, nor infringes upon any intellectual property rights of any other party. There are no pending or threatened claims or litigation contesting the validity and ownership by Seller or its right to use, sell, license or dispose of any Intellectual Property, nor is there any basis for such a claim. Seller has not received any notice (or is not otherwise aware) that any Intellectual Property, or its use, sale, license or disposition, conflicts or will conflict with or infringes or will infringe upon the rights of any other person or entity, nor is there any basis for such an assertion.

(d) No current or prior employees, consultants, contractors, or agents of  Seller have asserted an ownership interest or other right in or to any Intellectual Property.

Section 2.8 Litigation; Compliance.

No action, complaint, petition, suit, claim, order, ruling, injunction, judgment, decree, investigation or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or governmental body, is pending or threatened, nor is there any basis therefore, against or affecting the Seller, the Purchased Assets (or the use, operation or value thereof), the Business, Seller’s ability to perform under this Agreement or any other Transaction Document or any aspect of the transaction contemplated by this Agreement. The Business has been conducted in accordance with all applicable laws and regulations.

Section 2.9 Contracts.

Except for the Assumed Contracts listed and described on Schedule 1.1(b), Seller is not a party to any contract whatsoever relating to the Business or the Purchased Assets. Each of the Assumed Contracts is valid and subsisting, and is in full force and effect, and enforceable in accordance with its respective terms, and upon assignment pursuant to this Agreement, will be enforceable by Purchaser. No party thereto is in default and no claim of default by any party has been made or is now pending, and no event exists which, with or without the lapse of time or the giving of notice, or both, would constitute a breach or default, cause the acceleration of any obligation, permit the termination or excuse the performance by any party thereto, or would otherwise adversely affect the Business or the Purchased Assets.  Except as noted on Schedule 1.1(b), each Assumed Contract is assignable by Seller to Purchaser without the consent of any third party. True and complete copies of the Assumed Contracts, including all amendments and supplements thereto, have been delivered to Purchaser.

Section 2.10 Traffic Statistics Reports.

The website traffic statistic reports provided to Purchaser by Seller are true, complete and correct representations of actual results realized for the periods covered by such reports, as reported by Google Analytics website traffic reporting service and internal traffic statistics of each of the websites and other properties transferred to Buyer and are not the result of any manipulation, directions, bought traffic or similar actions, directly or indirectly, of Seller,  Kim, Hom or any of their affiliates.

Section 2.11 No Material Adverse Change; Accounting.

Except as set forth on Schedule 2.11, since December 31, 2007, there has not been, occurred or arisen:

(a) any sale, lease or other disposition of any of the Purchased Assets;

(b) any casualty, loss, damage or destruction (whether or not covered by insurance) of any of the Purchased Assets;

(c) any Lien created on the Purchased Assets; or

(d) any reduction in rank below the ________ ranked website in the organic search return for “____________________” on [Google.com]; and

(e) any material adverse change in the Purchased Assets, including the Assumed Contracts, the financial condition, results of operations, the accounting practices historically used by Seller in connection with Business (except to the extent such changes in accounting practices were made at the request of Purchaser as part of transactions contemplated by this Agreement).

Seller’s records accurately and validly reflect the transactions relating to the Business.

Section 2.12 No Brokers or Finders.

No agent, broker, finder, or other person or firm engaged by or acting on behalf of Seller in connection with the negotiation, execution or performance of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, is or shall be entitled to any broker’s or finder’s or similar fee or other commission as a result of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.

Section 2.13 Investment Intent.

With respect to the Pubco Shares (for the purposes hereof such term shall include any and all shares or right to receive shares of common stock of the Buyer which will be exchanged for Pubco Shares) to be received by Seller, Kim or Hom:

(a) Seller, Kim and Hom acknowledge that the Pubco Shares to be issued and delivered hereunder or under any of the Transaction Documents shall be issued in reliance upon the exemption afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and that Purchaser is relying upon the truth and accuracy of the representations set forth in this Section 2.13.

(b) The Pubco Shares shall be acquired for such person’s own account, not as nominee or agent, and not with a view to the resale or other transfer or distribution of any portion thereof or interest therein in violation of the Act, and such person has no present intention of selling, granting any participation in, or otherwise transferring or distributing the Pubco Shares or any portion thereof or interest therein in violation of the Act.  The recipient of the Pubco Shares is not a registered broker-dealer or an entity engaged in the business of being a broker-dealer.

(c) Each recipient of Pubco Shares acknowledges that it can bear the economic risk and complete loss of its investment in the Pubco Shares, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.  Such recipient of Pubco Shares must continue to bear the economic risk of the investment in the Pubco Shares unless they are subsequently registered under the Act or an exemption from such registration is available.

(d) Seller, Kim and Hom are each “accredited investors” as such term is defined under the Act.

(e) Seller, Kim and Hom acknowledge that the market value of the Pubco Shares will fluctuate from their value on the Closing Date and, at the time of disposition of the Pubco Shares, such Pubco Shares may be worth more or less than their market value on the Closing Date.

(f) Seller has had an opportunity to receive all additional information related to Purchaser and requested by it and to ask questions of and receive answers from Purchaser regarding Buyer, and its businesses, operations and conditions.  In accepting the Pubco Shares, no oral or written representations (other than those specifically made in this Agreement) have been made to Seller, Kim or Hom.

(g) Seller understands and agrees that the Pubco Shares are characterized as “restricted securities” under the Act inasmuch as they are being acquired from Buyer (and will be exchanged for Pubco shares) in a transaction not involving a public offering and that under the Act and applicable regulations such securities may not be resold without registration under the Act, or availability of an exemption therefrom under the Act.

(h) Seller understands that the Shares have not been registered under the Act, and have not been registered or qualified under the securities laws of any state of the United States.  Seller acknowledges that it has no right to require Purchaser or Pubco register the Shares under the Act or to register or qualify the Shares under the securities laws of any state of the United States, except as set forth in this Agreement.

(i) It is understood that, until the earlier of: (a) registration under the Act or (b) the time when any of the Shares may be sold pursuant to Rule 144(k) under the Act, stock certificates evidencing such Shares shall bear the following legend:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER’

Purchaser hereby represents and warrants to Seller as follows:

Section 3.1 Organization and Existence.

Purchaser is a company validly existing and in good standing under the laws of the State of the state of Nevada, and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted.

Section 3.2 Corporate Authorization.

This Agreement has been duly authorized, executed and when delivered by Purchaser will constitute a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as may be subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or affecting or qualifying the rights of creditors generally and general principles of equity.

Section 3.3 Brokers.

No agent, broker, finder, or other person or firm engaged by or acting on behalf of Purchaser in connection with the negotiation, execution or performance of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, is or will be entitled to any broker’s or finder’s or similar fee or other commission as a result of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.

Section 3.4 Shares.

To the Purchaser’s best knowledge, the Shares, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.  The Shares will, to the Purchaser’s best knowledge, be free of any Liens, except as provided in the Registration Rights Agreement and the other Transaction Documents, and provided, however, that the Shares are subject to all applicable securities laws, including but not limited to any restrictions on transferability.

ARTICLE IV

PURCHASER’S CLOSING DELIVERIES

The obligation of Seller to effect the Closing shall be subject to Purchaser’s delivery of the following items on or prior to the Closing Date:

(a) Employment Agreements for ____ and ____ substantially in the form of Exhibit A.

(b) Payment of the Purchase Price.

ARTICLE V

SELLER’S CLOSING DELIVERIES

The obligation of Purchaser to effect the Closing shall be subject to Seller’s delivery of the following items on or prior to the Closing Date:

(a) Employment Agreements for _____ and ____ substantially in the form of Exhibit A.

(b) Non-Competition, Secrecy, Invention and Technology Transfer Agreements from each of the employees and owners of Seller substantially in the form of Exhibit B.

(c) Opinion of counsel to Seller, substantially in the form attached hereto as Exhibit C.

(d) Bill of Sale in the form attached hereto as Exhibit D , executed by Seller.

(e) Evidence of receipt of all consents, if any, needed to convey the Purchased Assets.

(f) Lock up agreements substantially in the form attached hereto as Exhibit E

(g) Domain name assignment agreement in the form attached hereto as Exhibit F (the “Domain Name Assignment”).

(h) Audited financial statements of Seller for the prior two (2) full fiscal years and Unaudited financial statements through the last completed financial quarterly period, which complies with the parties agreement as to the assets, liabilities and results of operations of the Business as set forth in the Letter of Intent by and between Purchaser, Kim and Hom dated as of March 22, 2008.

(i) Such other instruments of assignment, transfer and conveyance as Purchaser may reasonably request to transfer to and vest in Purchaser all of Seller’s right, title and interest in, to and under the Purchased Assets.

ARTICLE VI

THE CLOSING

Section 6.1 Closing.

The Closing of the transactions contemplated hereby (the “Closing”) shall be held on April __, 2008 (the “Closing Date”) at the offices of ______________, ___________________________________ or at such other time or place as the parties may mutually agree.  Alternatively, the parties may mutually agree that the Closing may occur by mail, fascimile, overnight courier or a combination thereof.

ARTICLE VII

NONDISCLOSURE; NONCOMPETITION; NON-SOLICITATION

Section 7.1 Nondisclosure.

Seller, Kim and Hom agree that they will not, at any time, directly or indirectly use, divulge, disclose, copy, furnish or make accessible to any person or entity any proprietary, non-public, confidential or secret information of the Seller or Purchaser, including, but not limited to, the Purchased Assets, or the existence or content of this Agreement.

(a) Seller agrees that a breach of this Article 7 may cause irreparable injury to Purchaser, that Purchaser’s remedies at law in the event of such breach would be inadequate and that accordingly, Purchaser shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to an injunction enjoining and restraining Seller from doing or continuing to do any such violation and any other violations or threatened violations of this Article 7.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification.

(a) Seller, Kim and Hom shall indemnify, defend and hold harmless Purchaser and its stockholders, directors, officers, members, managers, employees, agents, representatives and assigns (each an “Affiliate”) from and against any and all liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees and costs) (collectively, “Losses”), directly or indirectly, as a result of, in connection with, or based upon or arising from any of the following: (i) any inaccuracy in or breach or non performance of any of the representations, warranties, covenants or agreements made by Seller in this Agreement or any Transaction Document; (ii) the failure of Seller to perform fully any covenant, provision or agreement to be performed or observed by it pursuant to this Agreement or any related agreement; (iii) any other matter as to which Seller in other provisions of this Agreement or any related agreement has agreed to indemnify Purchaser; and (iv) any claims of third parties in respect of the Purchased Assets, including the Assumed Contracts or regarding the conduct of the Business prior to the Closing that are asserted prior to, on or after the Closing. Seller shall reimburse the Purchaser or its Affiliates promptly upon demand for any un-reimbursed payment made or Loss suffered by Purchaser or its Affiliates, as such payment is made or Loss suffered, in respect of any Loss, liability, judgment, claim or demand to which the foregoing indemnity relates. With respect to any and all claims by Purchaser under this Section 8.1 arising out of or in connection with this Agreement, whether such liability arises from any claim based upon contract, warranty, tort, failure of essential purpose or otherwise, Seller’s, Kim’s and Hom’s aggregate indemnification obligations shall not exceed $500,000; provided, however that no claim may be made by Purchaser under this Section unless the total of the Losses associated with any single event or occurrence triggering an indemnification claim exceeds ten thousand dollars $10,000.  Notwithstanding the foregoing, with respect to any claims arising under clause (iv) of this Section 8.1(a), the limitations set forth in this Section 8.1(a) shall not apply and Purchaser or its Affiliates shall be entitled to recover the entirety of the indemnifiable amounts.

(b) Purchaser shall indemnify, defend and hold harmless Seller from and against any and all Losses, directly or indirectly, as a result of, in connection with, or based upon (i) the failure of Purchaser to perform fully any covenant, provision or agreement to be performed by it pursuant to this Agreement or any related agreement, and (ii) any third party claims in respect of the Business or Purchased Assets,  or relating to the conduct of the Business by the Purchaser after the Closing. Purchaser shall reimburse the Seller or its Affiliates promptly upon demand for any unreimbursed payment made or Loss suffered by the Seller or its Affiliates at any time after the Closing Date in respect of any Loss to which the foregoing indemnity relates.

(c) Nothing in this Article 8 shall be deemed to preclude or otherwise limit in any way the Purchaser or the Seller from exercising his or its other rights or from pursuing other remedies specified in this Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Notices.

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (c) two (2) business says after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to Seller and to Purchaser at the addresses indicated below:

If to Seller:

With a copy to: (which shall not constitute notice)

If to Purchaser:

With a copy to: (which shall not constitute notice)

or to such other address as either party hereto may, from time to time, designate in writing delivered to the other party pursuant to the terms of this Section 9.1.

Section 9.2 Amendments.

The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by both of the parties hereto.

Section 9.3 Announcements.

Seller agrees not issue any press release, publicity statement or issue any other public notice or announcement with respect to this Agreement or any related agreement, or the transactions contemplated hereby or thereby.

Section 9.4 Expenses.

Except as set forth in this Agreement or the Transaction Documents, each party to this Agreement shall bear its own expenses in the negotiation, preparation and performance of this Agreement and the Transaction Documents, including but not limited to, legal, accounting, or other professional fees and expenses.

Section 9.5 Entire Agreement.

This Agreement, together with the Exhibits and Schedules hereto, and the other Transaction Documents, constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede any and all prior agreements and understandings among them, whether oral or written, relating to such subject matter hereunder and thereunder.  The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof.

Section 9.6 Descriptive Headings.

The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 9.7 Counterparts.

This Agreement and any Transaction Document and any amendment hereto or thereto, may be executed in counterpart by any one or more parties hereto, and each such executed counterpart shall be deemed to be an original, and all of which shall be deemed to constitute, one and the same instrument.

Section 9.8 Governing Law; Jurisdiction.

This Agreement shall be governed by and construed in accordance with internal laws of the State of Nevada without reference to principles of conflicts of laws. The parties hereto consent to the exclusive jurisdiction of the federal or state court located in Reno, Nevada, with respect to any claim or controversy or dispute related to the enforcement or interpretation of this Agreement.

Section 9.9 Construction; Interpretation.

Seller acknowledges that he has been represented by counsel of his choice in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law that would require interpretation of any claimed ambiguities in this Agreement is expressly waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Purchaser and Seller.

Section 9.10 Severability.

In the event that any one or more of the provisions contained in this Agreement or in any other Transaction Document, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.11 Specific Performance.

Without limiting or waiving in any respect any rights or remedies of the parties under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

Section 9.12 Survival.

The provisions of Articles 2, 7 and 8 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

SELLER

PURCHASER

ABUNDANTAD INCORPORATED

By:
Name: Title: Chief Executive Officer